UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 1, 2016, Unitil Corporation (the “Company” or the “Registrant”) completed a private placement of $30 million aggregate principal amount of 3.70% Senior Notes, Series 2016, due August 1, 2026 (the “Notes”) to institutional investors. The Company issued and sold the Notes pursuant to the Note Purchase Agreement dated August 1, 2016 among the Company and the following purchasers of the Notes: Metropolitan Life Insurance Company; Lincoln Benefit Life Company; United of Omaha Life Insurance Company; and Companion Life Insurance Company. The Note Purchase Agreement and the Notes contain customary representations and warranties, covenants and events of default for a transaction of this type. The Notes may or will become immediately due and payable upon an event of default, as described in the Note Purchase Agreement. The foregoing summary of the Note Purchase Agreement and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Note Purchase Agreement and the Notes, which are attached hereto as exhibits to this Current Report on Form 8-K. Certain of the purchasers of the Notes (or their affiliates) are holders of other indebtedness of the Company or its subsidiaries.

The Company intends to use the proceeds from the sale of the Notes (i) to make capital contributions to one or more of its utility subsidiaries, (ii) to refinance existing short-term debt, and (iii) for general corporate purposes of the Company and its subsidiaries.

The Company offered and sold the Notes pursuant to an exemption from registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).

This offering and sale of the Notes were not registered under the Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and applicable state securities laws. The Company intends this notice to comply with Rule 135c of the Act and, accordingly, this notice does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Note Purchase Agreement and the Notes (collectively, the “Note Documents”) have been attached hereto as exhibits to provide investors with information regarding their terms. The representations, warranties and covenants contained in the Note Documents were made only for purposes of the Note Documents and as of specific dates, were solely for the benefit of the parties to the Note Purchase Agreement, and are subject to limitations agreed upon by the parties to the Note Purchase Agreement. Moreover, the representations and warranties contained in the Note Documents were made for the purpose of allocating contractual risk between the parties to the Note Purchase Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the Note Purchase Agreement that differ from those applicable to investors generally. Investors (other than the parties to the Note Purchase Agreement) are not third-party beneficiaries under the Note Documents and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Note Purchase Agreement dated August 1, 2016 by and among Unitil Corporation and the several purchasers named therein.

4.2	3.70% Senior Note, Series 2016, dated as of August 1, 2016 purchased by Metropolitan Life Insurance Company in the principal amount of $11,200,000.

4.3	3.70% Senior Note, Series 2016, dated as of August 1, 2016 purchased by Lincoln Benefit Life Company in the principal amount of $4,000,000.

4.4	3.70% Senior Note, Series 2016, dated as of August 1, 2016 purchased by Lincoln Benefit Life Company in the principal amount of $3,800,000.

4.5	3.70% Senior Note, Series 2016, dated as of August 1, 2016 purchased by Lincoln Benefit Life Company in the principal amount of $1,000,000.

4.6	3.70% Senior Note, Series 2016, dated as of August 1, 2016 purchased by United of Omaha Life Insurance Company in the principal amount of $5,000,000.

4.7	3.70% Senior Note, Series 2016, dated as of August 1, 2016 purchased by United of Omaha Life Insurance Company in the principal amount of $3,000,000.

4.8	3.70% Senior Note, Series 2016, dated as of August 1, 2016 purchased by Companion Life Insurance Company in the principal amount of $2,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date:	August 2, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Note Purchase Agreement dated August 1, 2016 by and among Unitil Corporation and the several purchasers named therein.

4.2	3.70% Senior Note, Series 2016, dated as of August 1, 2016 purchased by Metropolitan Life Insurance Company in the principal amount of $11,200,000.

4.3	3.70% Senior Note, Series 2016, dated as of August 1, 2016 purchased by Lincoln Benefit Life Company in the principal amount of $4,000,000.

4.4	3.70% Senior Note, Series 2016, dated as of August 1, 2016 purchased by Lincoln Benefit Life Company in the principal amount of $3,800,000.

4.5	3.70% Senior Note, Series 2016, dated as of August 1, 2016 purchased by Lincoln Benefit Life Company in the principal amount of $1,000,000.

4.6	3.70% Senior Note, Series 2016, dated as of August 1, 2016 purchased by United of Omaha Life Insurance Company in the principal amount of $5,000,000.

4.7	3.70% Senior Note, Series 2016, dated as of August 1, 2016 purchased by United of Omaha Life Insurance Company in the principal amount of $3,000,000.

4.8	3.70% Senior Note, Series 2016, dated as of August 1, 2016 purchased by Companion Life Insurance Company in the principal amount of $2,000,000.